EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this registration statement of our report dated November 5, 2014, relating to the consolidated financial statements of Earth Brand Holdings, Inc. as of December 31, 2013 and 2012 and for the year ended December 31, 2013 and for the period from February 22, 2012 (inception) through December 31, 2012 and to the reference to our Firm under the caption “Experts” in the prospectus.

Li and Company, PC

November 5, 2014